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                                                                       EXHIBIT 8

                        DR. REDDY'S LABORATORIES LIMITED

                      Subsidiaries and Associated Companies
                              As at March 31, 2004

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
                                                                                            PERCENTAGE OF DIRECT/
                                                                     COUNTRY OF              INDIRECT OWNERSHIP
SR. NO.           NAME OF SUBSIDIARY                               INCORPORATION                   INTEREST
-------           ------------------                               -------------            ---------------------
1         DRL Investments Limited                                    India                            100%
2         Reddy Pharmaceuticals Hong Kong Limited                    Hong Kong                        100%
3         OOO JV Reddy Biomed Limited Russia                         Russia                           100%
4         Reddy Antilles N.V.                                        Netherlands                      100%
5         Reddy Netherlands B.V.                                     Netherlands                      100%(1)
6         Reddy Pharmaceuticals Singapore Pte. Limited(2)            Singapore                        100%(1)
7         Reddy US Therapeutics Inc.                                 U.S.A.                           100%(1)
8         Dr. Reddy's Laboratories, Inc.                             U.S.A.                           100%
9         Dr. Reddy's Farmaceutica do Brasil Ltda.                   Brazil                           100%
10        Cheminor Investments Limited                               India                            100%
11        Aurigene Discovery Technologies Limited                    India                            100%
12        Aurigene Discovery Technologies, Inc.                      U.S.A.                           100%(3)
13        Kunshan Rotam Reddy Pharmaceutical Co. Limited(4)          China                             51%
14        Dr. Reddy's Laboratories (EU) Limited(5)                   United Kingdom                   100%
15        Dr. Reddy's Laboratories (U.K.) Limited(6)                 United Kingdom                   100%(7)
16        Dr. Reddy's Laboratories (Proprietary) Limited             South Africa                      60%
17        Reddy Cheminor S.A.(2)                                     France                           100%
18        OOO Dr. Reddy's Laboratories Limited                       Russia                           100%
19        AMPNH Inc.                                                 U.S.A.                           100%(8)
20        Dr. Reddy's Bio-sciences Limited                           India                            100%
21        Reddy Pharmaceuticals, Inc.                                U.S.A.                           100%(8)
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(1)   Indirectly owned through Reddy Antilles N.V.

(2)   Subsidiary under liquidation.

(3)   Indirectly owned through Aurigene Discovery Technologies Limited.

(4) Kunshan Rotam Reddy is a subsidiary as we hold a 51% stake in it; however, we account for this investment by the equity method and do not consolidate it in our financial statements.

(5)   Formerly known as BMS Laboratories Limited.

(6)   Formerly known as Meridian Healthcare Limited.

(7)   Indirectly owned through Dr. Reddy's Laboratories (EU) Limited.

(8)   Indirectly owned through Dr. Reddy's Laboratories Inc.

      In addition to the subsidiaries listed above, in April 2004 we acquired Trigenesis Therapeutics, Inc., a Delaware (U.S.A.) corporation, which is our direct wholly owned subsidiary.

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